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EXHIBIT 4.8

The Coca-Cola Company
COCA-COLA PLAZA
ATLANTA, GEORGIA

May 1, 2004

ADDRESS REPLY TO P.O. **** ATLANTA, GA 30301 404 676-2121

Coca-Cola Beverages Ceská Republika spol.s.r.o.
Ceskobrodská 23
19800 Prague 9
Kyje
Czech Republic

Gentlemen:

        Reference is made to the Bottler's Agreement entered into among you, The Coca-Cola Company and The Coca-Cola Export Corporation effective July 13, 1998 (hereinafter referred to as the "Bottler's Agreement").

        It is acknowledged that as of May 1, 2004 some of the provisions of the Bottler's Agreement are not in compliance with the EC rules of competition.

        Pending replacement of the Bottler's Agreement with a new standard form of bottler agreements for the European Union we hereby waive any provision in the Bottler's Agreement which is not in compliance with the aforementioned rules.

        In all other respects, the provisions of the Bottler's Agreement shall remain in full force and effect.

Sincerely,

THE COCA-COLA COMPANY
By:	Vice President
THE COCA-COLA EXPORT CORPORATION
By:	Vice President

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  EXHIBIT 4.8